Exhibit 5.1

+1 202 663 6000 (t)
+1 202 663 6363 (f)
wilmerhale.com
June 17, 2009

Discovery Communications, Inc.
Discovery Communications, LLC
Discovery Communications Holding, LLC
Re:      Registration Statement on Form S-3
Ladies and Gentlemen:
This opinion is furnished to you in connection with a Registration Statement on Form S-3 (the “Registration Statement”) to be filed by Discovery Communications, Inc., a Delaware corporation (the “Company”), Discovery Communications, LLC, a Delaware limited liability company (“DCL”), and Discovery Communications Holding, LLC, a Delaware limited liability company (“DCH”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of the following securities of the Company, DCL and DCH (the “Securities”):
(i)	Series A common stock, $0.01 par value per share, of the Company (the “Series A Common Stock”);

(ii)	Series C common stock, $0.01 par value per share, of the Company (the “Series C Common Stock” and, together with the Series A Common Stock, the “Common Stock”);

(iii)	preferred stock, $0.01 par value per share, of the Company (the “Preferred Stock”);

(iv)	senior debt securities of the Company (the “Company Senior Debt Securities”);

(v)	subordinated debt securities of the Company (the “Company Subordinated Debt Securities” and, together with the Company Senior Debt Securities, the “Company Debt Securities”);

(vi)	depositary shares representing a fractional interest in a share of the Preferred Stock (the “Depositary Shares”);

(vii)	contracts obligating the Company or a holder to purchase the Common Stock, the Preferred Stock or the Depositary Shares at a future date or dates (the “Stock Purchase Contracts”);
Wilmer Cutler Pickering Hale and Dorr llp, 1875 Pennsylvania Avenue NW, Washington, DC 20006
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(viii)	stock purchase units, consisting of one or more Stock Purchase Contracts and beneficial interests in Company Debt Securities or debt obligations of third parties or any other securities (the “Stock Purchase Units”);

(ix)	warrants to purchase the Common Stock, the Preferred Stock, the Depositary Shares or the Company Debt Securities (the “Warrants”);

(x)	senior debt securities of DCL (the “DCL Senior Debt Securities”);

(xi)	subordinated debt securities of DCL (the “DCL Subordinated Debt Securities” and, together with the DCL Senior Debt Securities, the “DCL Debt Securities”);

(xii)	senior debt securities of DCH (the “DCH Senior Debt Securities”);

(xiii)	subordinated debt securities of DCH (the “DCH Subordinated Debt Securities” and, together with the DCH Senior Debt Securities, the “DCH Debt Securities”);

(xiv)	guarantees of the DCL Debt Securities by the Company and guarantees of the DCH Debt Securities by the Company (collectively, the “Company Debt Guarantees”);

(xv)	guarantees of the DCH Debt Securities by DCL and guarantees of the Company Debt Securities by DCL (collectively, the “DCL Debt Guarantees”); and

(xvi)	guarantees of the DCL Debt Securities by DCH and guarantees of the Company Debt Securities by DCH (collectively, the “DCH Debt Guarantees”), all of which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act at an indeterminate aggregate initial offering price, as set forth in the Registration Statement, the prospectus contained therein (the “Prospectus”) and any amendments or supplements thereto.
We are acting as counsel for the Company, DCL and DCH in connection with the filing of the Registration Statement. The Company Senior Debt Securities may be issued pursuant to a senior indenture between the Company, DCL and/or DCH, as guarantors (if any), and a trustee to be named in such indenture and duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”); the Company Subordinated Debt Securities may be issued pursuant to a subordinated indenture between the Company, DCL and/or DCH, as guarantors (if any), and a trustee to be named in such indenture and duly qualified under the Trust Indenture Act; the DCL Senior Debt Securities may be issued pursuant to a senior indenture between DCL, DCH and/or the Company, as guarantors, and a trustee to be named in such indenture and duly qualified under the Trust Indenture Act; the DCL Subordinated Debt Securities may be issued pursuant to a subordinated indenture between DCL, DCH and/or the Company, as guarantors, and a trustee to be named in such indenture and duly qualified under the Trust Indenture

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Act; the DCH Senior Debt Securities may be issued pursuant to a senior indenture between DCH, DCL and/or the Company, as guarantors, and a trustee to be named in such indenture and duly qualified under the Trust Indenture Act; and the DCH Subordinated Debt Securities may be issued pursuant to a subordinated indenture between DCH, DCL and/or the Company, as guarantors, and a trustee to be named in such indenture (each, an “Indenture,” and collectively, the “Indentures”) and duly qualified under the Trust Indenture Act.
The preferences, limitations and relative rights of shares of any series of the Preferred Stock will be set forth in a certificate of designation (a “Certificate of Designation”) with respect thereto. The shares of the Preferred Stock represented by the Depositary Shares will be deposited pursuant to a depositary agreement (a “Depositary Agreement”) between the Company and a bank or trust company as depositary. The Stock Purchase Contracts may be issued pursuant to a stock purchase contract agreement (a “Stock Purchase Contract Agreement”) between the Company and a bank or trust company as stock purchase contract agent. The Stock Purchase Units may be issued pursuant to a unit agreement (a “Unit Agreement”) between the Company and a bank or trust company as unit agent. The Warrants may be issued pursuant to a warrant agreement (a “Warrant Agreement”) between the Company and a bank or trust company as warrant agent.
We have examined and relied upon signed copies of the Registration Statement to be filed with the Commission, including the exhibits thereto. We have also examined and relied upon the Certificate of Incorporation and By-laws of the Company, each as restated and/or amended; the corporate minute books of the Company as provided to us by the Company; the Certificate of Formation and Limited Liability Company Agreement of DCL, each as restated and/or amended; the written consents of the sole member of DCL as provided to us by DCL; the Certificate of Formation and Limited Liability Company Agreement of DCH, each as restated and/or amended; and the unanimous written consents of the members of DCH as provided to us by DCH.
In our examination of the documents described above, we have assumed the genuineness of all signatures, the legal capacity of all individual signatories, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of such original documents and the completeness and accuracy of all such documents provided to us by the Company, DCL and DCH.
We have assumed that (i) one or more Prospectus supplements will be prepared and filed with the Commission describing the Securities offered thereby, (ii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement, the Prospectus and the applicable Prospectus supplements, (iii) the applicable Indenture will be duly authorized, executed and delivered by the trustee named therein, (iv) the applicable Indenture will be duly qualified under the Trust Indenture Act, (v) the Company Debt Securities, the DCL Debt Securities and the DCH Debt Securities will in each case be duly authenticated by the trustee named in the applicable Indenture, (vi) the Warrant Agreement, Unit Agreement, Depositary Agreement and Stock Purchase Contract Agreement

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will in each case be duly authorized, executed and delivered by all parties thereto other than the Company, (vii) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will be duly authorized, executed and delivered by all parties thereto other than the Company, DCL or DCH (viii) any Securities issuable upon conversion, exchange or exercise of any Security being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise and (ix) with respect to shares of the Common Stock or the Preferred Stock offered, there will be sufficient shares of the Common Stock or the Preferred Stock authorized under the Company’s Certificate of Incorporation, as restated and/or amended, and not otherwise reserved for issuance.
We are expressing no opinion herein as to the application of any federal or state law or regulation to the power, authority or competence of any party other than the Company, DCL or DCH to any agreement with respect to any of the Securities. We have assumed that such agreements are, or will be, the valid and binding obligations of each party thereto other than the Company, DCL or DCH, enforceable against each such other party in accordance with their respective terms.
We have assumed for purposes of our opinions below that no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery or performance by the Company, DCL or DCH or, if any such authorization, approval, consent, action, notice or filing is required, it will have been duly obtained, taken, given or made and will be in full force and effect.
Our opinions below are qualified to the extent that they may be subject to or affected by (i) applicable bankruptcy, insolvency, reorganization, moratorium, usury, fraudulent conveyance or similar laws relating to or affecting the rights or remedies of creditors generally, (ii) statutory or decisional law concerning recourse by creditors to security in the absence of notice or hearing, (iii) duties and standards imposed on creditors and parties to contracts, including, without limitation, requirements of materiality, good faith, reasonableness and fair dealing and (iv) general equitable principles. Furthermore, we express no opinion as to the availability of any equitable or specific remedy upon any breach of any of the agreements as to which we are opining herein, or any of the agreements, documents or obligations referred to therein, or to the successful assertion of any equitable defenses, inasmuch as the availability of such remedies or the success of any equitable defenses may be subject to the discretion of a court. We also express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the State of New York, the General Corporation Law of the State of Delaware, the Delaware Limited Liability Company Act and the federal laws of the United States of America. We express no opinion herein with respect to compliance by the Company, DCL or DCH with securities or “blue sky” laws of any state or other jurisdiction of the United States or of any foreign jurisdiction. In addition, we express no opinion and make no statement herein with respect to the antifraud laws of any jurisdiction.

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We also express no opinion herein as to any provision of any agreement (i) that may be deemed to or construed to waive any right of the Company, DCL or DCH, (ii) to the effect that rights and remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy and does not preclude recourse to one or more other rights or remedies, (iii) relating to the effect of invalidity or unenforceability of any provision of any agreement on the validity or enforceability of any other provision thereof, (iv) that is in violation of public policy, (v) relating to indemnification and contribution with respect to securities law matters, (vi) which provides that the terms of any agreement may not be waived or modified except in writing, (vii) purporting to indemnify any person against his, her or its own negligence or intentional misconduct, (viii) requiring the payment of penalties, consequential damages or liquidated damages or (ix) relating to choice of law or consent to jurisdiction.
Based upon and subject to the foregoing, we are of the opinion that:
     1. With respect to the Common Stock, when (i) specifically authorized for issuance by proper action of the Company’s Board of Directors or an authorized committee thereof (“Company Authorizing Resolutions”), (ii) the terms of the issue and sale of the Common Stock have been duly established in conformity with the Company’s Certificate of Incorporation and By-laws, each as restated and/or amended, do not violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iii) the shares of the Common Stock have been issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable supplements to such Prospectus and (iv) the Company has received the consideration provided for in the Company Authorizing Resolutions and such consideration per share is not less than the par value per share of the Common Stock, the Common Stock so issued and sold will be validly issued, fully paid and nonassessable.
     2. With respect to shares of any series of the Preferred Stock, when (i) Company Authorizing Resolutions have specifically authorized establishing and designating the series of the Preferred Stock and fixing and determining the preferences, limitations and relative rights thereof, the filing of a Certificate of Designation with respect to the series with the Secretary of State of the State of Delaware, the issuance and terms of the shares of Preferred Stock of such series, and the terms of the offering thereof and related matters, (ii) the terms of the issue and sale of the Preferred Stock of such series have been duly established in conformity with the Company’s Certificate of Incorporation and By-laws, each as restated and/or amended, do not violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iii) the shares of the Preferred Stock of such series have been duly issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable supplements to such Prospectus and (iv) the Company has received the consideration provided for in the Company Authorizing Resolutions and such consideration per share is not less than the par value per share of the Preferred Stock,

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the shares of the Preferred Stock of such series so issued and sold will be validly issued, fully paid and nonassessable.
     3. With respect to any Company Debt Securities, when (i) specifically authorized for issuance by Company Authorizing Resolutions, (ii) the applicable Indenture has been duly authorized, executed and delivered by all parties thereto, (iii) the terms of such Company Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Indenture, do not violate any applicable law or the Company’s Certificate of Incorporation or By-laws, each as restated and/or amended, or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iv) such Company Debt Securities have been duly executed and authenticated in accordance with the applicable Indenture and issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable supplements to such Prospectus and (v) the Company has received the consideration provided for in the Company Authorizing Resolutions, such Company Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.
     4. With respect to any Depositary Shares, when (i) Company Authorizing Resolutions have specifically authorized the adoption of a Certificate of Designation relating to the Preferred Stock underlying the Depositary Shares, the filing of the Certificate of Designation with the Secretary of State of the State of Delaware, the issuance and terms of the Depositary Shares, and the terms of the offering thereof and related matters, (ii) the applicable Depositary Agreement relating to such Depositary Shares has been duly authorized, executed and delivered by all parties thereto and the depositary appointed by the Company, (iii) the terms of the issuance and sale of such Depositary Shares have been duly established in conformity with the Company’s Certificate of Incorporation and By-laws, each as restated and/or amended, do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iv) such Depositary Shares have been issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable supplements to such Prospectus, (v) the shares of the Preferred Stock underlying the Depositary Shares have been deposited with a bank or trust company (which meets the requirements for the depositary set forth in the Registration Statement) and (vi) the Company has received the consideration provided for in the Company Authorizing Resolutions, such Depositary Shares will be legally issued.
     5. With respect to any Stock Purchase Contracts, when (i) specifically authorized for issuance by Company Authorizing Resolutions, (ii) the applicable Stock Purchase Contract Agreement has been duly authorized, executed and delivered by all parties thereto, (iii) the terms of such Stock Purchase Contracts and of their issuance and sale have been duly established in conformity with the applicable Stock Purchase Contract Agreement, do not violate any applicable law or the Company’s Certificate of Incorporation or By-laws, each as restated and/or

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amended, or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any and all requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company, (iv) such Stock Purchase Contracts have been duly executed and delivered in accordance with the applicable Stock Purchase Contract Agreement and issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable supplements to such Prospectus and (v) the Company has received the consideration provided for in the Company Authorizing Resolutions, such Stock Purchase Contracts will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.
     6. With respect to any Stock Purchase Units, when (i) specifically authorized for issuance by Company Authorizing Resolutions, (ii) the applicable Unit Agreement has been duly authorized, executed and delivered by all parties thereto, (iii) the terms of such Stock Purchase Units and of their issuance and sale have been duly established in conformity with the applicable Unit Agreement, do not violate any applicable law or the Company’s Certificate of Incorporation or By-laws, each as restated and/or amended, or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any and all requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company, (iv) such Stock Purchase Units have been duly executed and delivered in accordance with the applicable Unit Agreement and issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable supplements to such Prospectus and (v) the Company has received the consideration provided for in the Company Authorizing Resolutions, such Stock Purchase Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.
     7. With respect to any Warrants, when (i) specifically authorized for issuance by Company Authorizing Resolutions, (ii) the applicable Warrant Agreement relating to the Warrants has been duly authorized, executed and delivered by all parties thereto, (iii) the terms of such Warrants and of their issuance and sale have been duly established in conformity with the applicable Warrant Agreement, do not violate any applicable law or the Company’s Certificate of Incorporation or By-laws, each as restated and/or amended, or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iv) such Warrants have been duly executed and countersigned in accordance with the applicable Warrant Agreement and issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable supplements to such Prospectus and (v) the Company has received the consideration provided for in the Company Authorizing Resolutions, such Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.
     8. With respect to any DCL Debt Securities, when (i) specifically authorized for issuance by proper action of DCL’s members or an authorized committee thereof (“DCL Authorizing Resolutions”), (ii) the applicable Indenture has been duly authorized, executed and

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delivered by all parties thereto, (iii) the terms of such DCL Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Indenture, do not violate any applicable law or DCL’s Certificate of Formation or Limited Liability Company Agreement, each as restated and/or amended, or result in a default under or breach of any agreement or instrument binding upon DCL and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over DCL, (iv) such DCL Debt Securities have been duly executed and authenticated in accordance with the applicable Indenture and issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable supplements to such Prospectus and (v) DCL has received the consideration provided for in the DCL Authorizing Resolutions, such DCL Debt Securities will constitute valid and binding obligations of DCL, enforceable against DCL in accordance with their terms.
     9. With respect to any DCH Debt Securities, when (i) specifically authorized for issuance by proper action of DCH’s members or an authorized committee thereof (“DCH Authorizing Resolutions”), (ii) the applicable Indenture has been duly authorized, executed and delivered by all parties thereto, (iii) the terms of such DCH Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Indenture, do not violate any applicable law or DCH’s Certificate of Formation or Limited Liability Company Agreement, each as restated and/or amended, or result in a default under or breach of any agreement or instrument binding upon DCH and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over DCH, (iv) such DCH Debt Securities have been duly executed and authenticated in accordance with the applicable Indenture and issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable supplements to such Prospectus and (v) DCH has received the consideration provided for in the DCH Authorizing Resolutions, such DCH Debt Securities will constitute valid and binding obligations of DCH, enforceable against DCH in accordance with their terms.
     10. With respect to any Company Debt Guarantees, when (i) specifically authorized by Company Authorizing Resolutions, (ii) the applicable Indenture has been duly authorized, executed and delivered by all parties thereto, (iii) the terms of such DCL Debt Securities or DCH Debt Securities, as applicable, and of their issue and sale have been duly established in conformity with the applicable Indenture, do not violate any applicable law or the Certificate of Incorporation of By-laws of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iv) the terms of such Company Debt Guarantees have been duly established in conformity with the applicable Indenture, do not violate any applicable law or Certificate of Incorporation or By-Laws of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (v) such DCL Debt Securities or DCH Debt Securities, as applicable, have been duly executed and authenticated in accordance with the applicable Indenture and issued and sold as contemplated by the Registration Statement, and (vi) DCL or DCH, as applicable, has received the consideration provided for in the DCL

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Authorizing Resolutions or DCH Authorizing Resolutions, as applicable, such Company Debt Guarantees will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.
     11. With respect to any DCL Debt Guarantees, when (i) specifically authorized by DCL Authorizing Resolutions, (ii) the applicable Indenture has been duly authorized, executed and delivered by all parties thereto, (iii) the terms of such DCH Debt Securities or Company Debt Securities, as applicable, and of their issue and sale have been duly established in conformity with the applicable Indenture, do not violate any applicable law or DCL’s Certificate of Formation or Limited Liability Company Agreement or result in a default under or breach of any agreement or instrument binding upon DCL and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over DCL, (iv) the terms of such DCL Debt Guarantees have been duly established in conformity with the applicable Indenture, do not violate any applicable law or DCL’s Certificate of Formation or Limited Liability Company Agreement or result in a default under or breach of any agreement or instrument binding upon DCL and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over DCL, (v) such DCH Debt Securities or Company Debt Securities, as applicable, have been duly executed and authenticated in accordance with the applicable Indenture and issued and sold as contemplated by the Registration Statement, and (vi) DCH or the Company, as applicable, has received the consideration provided for in the DCH Authorizing Resolutions or the Company Authorizing Resolutions, as applicable, such DCL Debt Guarantees will constitute valid and legally binding obligations of DCL enforceable against DCL in accordance with their terms.
     12. With respect to any DCH Debt Guarantees, when (i) specifically authorized by DCH Authorizing Resolutions, (ii) the applicable Indenture has been duly authorized, executed and delivered by all parties thereto, (iii) the terms of such DCL Debt Securities or Company Debt Securities, as applicable, and of their issue and sale have been duly established in conformity with the applicable Indenture, do not violate any applicable law or DCH’s Certificate of Formation or Limited Liability Company Agreement or result in a default under or breach of any agreement or instrument binding upon DCH and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over DCH, (iv) the terms of such DCH Debt Guarantees have been duly established in conformity with the applicable Indenture, do not violate any applicable law or DCH’s Certificate of Formation or Limited Liability Company Agreement or result in a default under or breach of any agreement or instrument binding upon DCH and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over DCH, (v) such DCL Debt Securities or Company Debt Securities, as applicable, have been duly executed and authenticated in accordance with the applicable Indenture and issued and sold as contemplated by the Registration Statement, and (vi) DCL or the Company, as applicable, has received the consideration provided for in the DCL Authorizing Resolutions or the Company Authorizing Resolutions, as applicable, such DCH Debt Guarantees will constitute valid and legally binding obligations of DCH enforceable against DCH in accordance with their terms.

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Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.
We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related Prospectus and any Prospectus supplement under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.
Very truly yours,
WILMER CUTLER PICKERING
HALE AND DORR LLP

By:	/s Erika L. Robinson
Erika L. Robinson, a Partner